Exhibit 10.5

STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT (the “Agreement”) is made and entered into effective as of the 26th day of June, 2008, by and between Nexxus Lighting, Inc., a Delaware corporation (the “Pledgor”) and Jay Weil, as collateral agent (“Collateral Agent”) for the secured parties (“the Secured Parties”) pursuant to that certain Collateral Agent Agreement, dated of even date herewith, among Pledgor, Collateral Agent and the Secured Parties (the “Collateral Agent Agreement”).

BACKGROUND

A. Pursuant to that certain Note and Warrant Purchase Agreement, dated of even date herewith, between the Company and the purchasers set forth on Schedule I thereto (the “Purchase Agreement”), the Pledgor is selling, and the Secured Parties are purchasing, Secured Promissory Notes Due December 2009 in the aggregate principal amount not to exceed $3,500,000 (the “Notes”).

B. In order to secure the timely payment and performance of the Notes, the Pledgor desires to grant the Secured Parties a first-in-priority, perfected and continuing security interest in the shares of common stock (the “Shares”) the Pledgor owns in Lumificient Corporation, a Minnesota corporation and a wholly-owned subsidiary of the Pledgor (“Lumificient”).

C. The continuing Security Interest in the Shares shall be evidenced by this Agreement. Capitalized terms used, but not defined, in this Agreement have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Recitals and Defined Terms. The parties hereto acknowledge that the aforementioned recitals are true and correct and agree that such recitals, together with the definitions set forth therein and in the preamble to this Agreement, are hereby incorporated into this Agreement by this reference.

2. Additional Shares. All references to the Shares shall be appropriately adjusted to reflect any stock split, distribution, recapitalization or other similar arrangement affecting the Shares after the date of this Agreement. In the event that the Pledgor receives, or becomes entitled to, any property (whether real or personal, tangible or intangible) in connection with or related to the Shares in any way, then any such property shall be considered Shares under this Agreement.

3. Creation of Security Interest. Pledgor hereby affirms, acknowledges, ratifies, grants and assigns in favor of the Secured Parties a first, prior and sole lien and security interest (the “Security Interest”) in the Shares and in all accessions, substitutions, replacements and proceeds thereof, including without limitation, whether by law, merger or exchange, to secure the Obligations (as defined below). Pledgor hereby warrants and represents to the Secured Parties that the Shares are owned by the Pledgor free and clear of any liens, charges or encumbrances other than those imposed by securities laws and this Agreement.

For purposes of this Agreement the term “Obligations” shall mean: (a) all indebtedness, liabilities and obligations of Pledgor to the Secured Parties under the Notes, and any note or notes hereafter issued in substitution or replacement thereof, (b) all obligations of the Pledgor under this Agreement and (c) in the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

4. Perfection of Security Interest. The Security Interest in the Shares shall be perfected by the Collateral Agent taking possession of the certificates representing the Shares. The Collateral Agent shall hold such securities on behalf of the Secured Parties.

5. Proxy. Pledgor hereby irrevocably constitutes and appoints the Collateral Agent, whether or not the Shares have been transferred into the name of the Secured Parties, as the Pledgor’s proxy, with full power to (a) attend meetings concerning the Shares held after the date of this Agreement and, to vote the Shares at those meetings in such manner as the Collateral Agent shall, in his sole and absolute discretion, deem appropriate, (b) consent, in the sole and absolute discretion of the Collateral Agent, to any action by or concerning Pledgor for which consent of the stockholders of Lumificient is or may be necessary or appropriate, and (c) do all things that Pledgor could do as a securities holder of Lumificient, giving and granting unto the Collateral Agent full power of substitution and revocation. Notwithstanding the provisions contained in the preceding sentence (hereinafter referred to as the “Proxy Rights”), neither the Collateral Agent nor the Secured Parties, or any of them, shall have the right to perform, exercise, take or assert any of the Proxy Rights unless and until there shall have occurred an Event of Default (as that term is defined below). Except upon the occurrence and during the continuation of an Event of Default, Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Shares or any part thereof for any purpose. Pledgor hereby revokes all proxies heretofore given and agrees not to grant any proxy to any person or persons with respect to the Shares other than as granted herein for so long as this Agreement is in force.

6. Ordinary Care by the Secured Parties. The Secured Parties and/or the Collateral Agent shall use ordinary care in the custody and preservation of the Shares in their possession.

7. Event of Default. An event of default shall occur upon the happening of any of the following (each, an “Event of Default”):

(a) Default by Pledgor in the performance of any of the obligations contained herein after receipt by Pledgor of notice in writing of such default (including, a brief description of the nature of the default) and failure by Pledgor to cure such default within thirty days after the receipt of such notice;

(b) An Event of Default under the Notes; or

(c) The transfer or encumbrance, by any means, of any interest in the Shares other than in favor of the Secured Parties.

8. Remedies. Upon the occurrence and during the continuation of an Event of Default, the Secured Parties may, at their option, without notice to or demand upon the Pledgor,

take the Shares in the Secured Parties’ own names, on a pro rata or any other basis agreed to by the Secured Parties, and dispose of that portion of the Shares as may be necessary to satisfy the Pledgor’s Obligations agreed to by the Secured Parties, including, without limitation, the outstanding principal amount of the Notes and all accrued interest thereon (as provided in the Notes). In addition to the rights and remedies provided for herein, or otherwise available to the Secured Parties, the Secured Parties (and the Collateral Agent acting on their behalf) shall have all the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) in effect in the State of Delaware at the time, including the right to sell the Shares at public or private sale as provided by and in accordance with the UCC.

9. Covenants of Pledgor. During the term of this Agreement:

(a) Pledgor shall not sell, assign, transfer, hypothecate, or otherwise dispose of the Shares, or any interest therein, encumber the Shares or any interest therein, or contract to do any of the foregoing; and

(b) Pledgor shall not take any action with respect to the Shares that is inconsistent with the provisions or purpose of this Agreement or that would adversely affect the rights of Secured Parties or the Collateral Agent under this Agreement.

10. Collateral Agent. The rights of the Secured Parties in the Shares will be exercisable by Collateral Agent as agent for Secured Parties pursuant to the Purchase Agreement. In such capacity, from time to time and at any time, Collateral Agent may in his sole discretion take any and all actions, exercise any and all rights and remedies, give any and all waivers and forbearances, and make any and all determinations and elections that the Secured Parties are entitled to exercise under this Agreement and the Notes. Pledgor will be entitled to rely solely on the actions of Collateral Agent as binding all Secured Parties.

11. Termination of this Security Interest and Agreement. This Agreement and the Security Interest created hereby shall terminate immediately on the satisfaction of all of the Company’s Obligations and the Collateral Agent shall immediately thereafter return to the Pledgor all certificates, and related stock powers, with respect to the Shares directly or indirectly in his possession or control.

12. Miscellaneous Provisions.

(a) Interpretation. This Agreement will be interpreted in accordance with, and subject to the provisions of, the Purchase Agreement applicable to all Transaction Documents. Without limiting the foregoing, this Agreement is governed by Delaware law.

(b) Effect of Invalidity of Particular Provisions. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

(c) Cumulative Rights, Powers and Remedies. The rights, powers and remedies given to the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given the Secured Parties by virtue of any statute or rule of law.

(d) Waiver. Any forbearance, failure, or delay by the Secured Parties in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy, under this Agreement shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Collateral Agent.

(e) Binding Effect. All of the terms, covenants, warranties and representations contained herein shall be binding upon the parties, their heirs, successors and assigns.

(f) Entire Agreement. This Agreement, the Notes, the Purchase Agreement and the other Transaction Documents entered into by and between the parties hereto and thereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede all agreements, representations, warranties, statements, promises and understandings not specifically set forth herein or therein. No party hereto has in any way relied, nor shall in any way rely, upon any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth herein.

(g) Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Pledgor and the Collateral Agent.

(h) Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Further Assurances. The parties hereto agree that they shall sign such additional and supplemental documents to implement the transactions contemplated pursuant to this Agreement when requested to do so by any party to this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Agreement.

13. Representations, Warranties and Covenants of Pledgor. The Pledgor represents, warrants and covenants to the Secured Parties as follows:

(a) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Shares pledged hereunder, free of any and all liens, charges, encumbrances and security interests of every kind and nature (other than the lien created by this Agreement);

(b) Pledgor has good right and legal authority to pledge the Shares owned by it in the manner hereby done or contemplated;

(c) No authorization, approval, or other action by, and no notice to or filing with, any third party, governmental authority or regulatory body is required for the validity of the pledge by Pledgor of the Shares pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor;

(d) This Agreement constitutes the legal, valid and binding obligation of Pledgor and the pledge effected hereby is effective to vest in the Secured Parties their rights in the Shares as set forth herein.

All representations, warranties and covenants made by Pledgor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEXXUS LIGHTING, INC.

By:	/s/ John C. Oakley
Name:	John C. Oakley
Title:	Chief Financial Officer

COLLATERAL AGENT:

/s/ Jay Weil
Name: Jay Weil